Exhibit 99.1

ENERGY SERVICES OF AMERICA APPOINTS NEW DIRECTOR

Huntington, WV   December 8, 2015- Energy Services of America (the “Company”) (OTCQB: ESOA), parent company of C.J. Hughes Construction Company and Nitro Electric Company, announced today the appointment of Dr. Charles Abraham, MD to the Company’s Board of Directors effective January 1, 2016. Dr. Abraham is an Otolaryngology (Ear, Nose, and Throat) Specialist in Huntington, WV. The Board of Directors of the Company will not appoint Dr. Abraham to any committees of the Company at this time.

Douglas Reynolds, President, commented on the appointment. “We are very pleased to announce Dr. Abraham’s appointment to our Board of Directors and welcome his contributions. Dr. Abraham is a respected member of the community and has been a loyal shareholder for many years.”

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source:	Energy Services of America Corporation

Contact:	Douglas Reynolds, President
(304)-522-3868